Exhibit 99.1

Cineverse Chairman and CEO Comments on the Company’s Recent Developments and Growth Strategy

Los Angeles, June 21, 2023 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company with one of the world's largest portfolios of streaming channels and content libraries, today provided the following comments from the Company’s Chairman and CEO Chris McGurk regarding Cineverse’s recent developments and long-term growth strategy.

On June 16, 2023, the Company closed a public offering that raised aggregate gross proceeds of approximately $8 million, before deducting placement agent fees and other offering expenses.

“I want to outline the reasoning behind our recent equity financing in the context of our growth strategy, particularly in light of the stock repurchase program we announced a few months back and that remains in place through the end of February 2024,” said Mr. McGurk.

“Over the last three years, we have anchored our position in the streaming market by building up our streaming channel and content portfolio, predominantly through M&A and strategic partnerships. This has proved fruitful, with our library reaching more than 70,000 titles. The net result of this has been the rapid growth of our namesake channel, Cineverse, which has already reached the top ten of all streamers in terms of title depth and breadth. Our reputation in the industry as a company that can successfully monetize channels and IP has grown alongside our library, with more than 650 partners ranging from Hallmark and Konami to American Public Media and All3Media.

“That perception rose to a whole new level over the last two quarters on the back of our wildly successful theatrical horror hit Terrifier 2. Earning more than $15 million at the box office on a $250 thousand dollar budget, we were proud to usher in an iconic new horror character, Art the Clown, who many are already calling this generation’s Jason or Freddy Krueger. I have been involved with the release of hundreds of films, both studio-level and independent, and I have never seen a movie that has had such a high ROI and enormous box office-to-marketing-dollar ratio.

“How did we do it? We leveraged the 80 million visitors and billions of ad impressions across our portfolio of streaming properties to drive massive awareness for the title and generated millions of dollars in earned media value on hard-to-get venues like Good Morning America, The Howard Stern Show and Saturday Night Live through the effective viral and social marketing efforts of our Bloody Disgusting horror group. This has resulted in substantial ancillary sales and a more-than-tripling of paid subscribers on our Screambox horror channel. Most importantly, all of this created an industry-wide perception of major momentum for the Company and underscored that Cineverse has become a key new destination to bring important IP.

“Based on our track record, culminating with the break-out success of Terrifier 2, we have had a flood of new partnership and M&A opportunities for high value IP emerge over the last 90 days. Some of these brands and IP have already been announced, including the highly anticipated franchise sequel to Terrifier 2, and the beloved Sid & Marty Krofft library. We are also in the final stages of closing deals for one of the most loved, successful and profitable nonfiction television brands of all time, a highly valuable and recognizable children’s library of IP, and a seminal brand & library in the horror space. For these five deals alone, we beat out competing offers from at least three major studios and a major cable conglomerate.

“The late Andy Grove of Intel fame once said: ‘Most companies don’t die because they are wrong; they die because they don’t commit themselves. They fritter away their momentum and their valuable resources while attempting to make a decision. The greatest danger is standing still.’ Based on my over 30 years of experience in this industry, I can emphatically say that Grove’s adage is even more true for the entertainment industry… and Cineverse.

“This new plethora of high-impact, immediately available high-ROI opportunities led us to make an important choice—between waiting and likely losing these properties to our studio competitors or moving decisively forward now. We did not take this decision lightly, and though we steadfastly believe our equity is undervalued, we needed to balance that against the Company-changing opportunities that we would immediately lose if we did not act now. That logic prudently required us to preserve our cash for acquisitions as opposed to enacting a buyback in this quarter.

“The accretive aspect and inherent return potential of the compelling properties I just described, combined with the highly competitive situations involved, necessitated that we act quickly to review, finance, and consummate these transactions and add additional cash for the targets yet to be acquired. That is why we made the decision to raise $8 million via an equity offering at this time, despite our disappointment about our undervalued stock price. We needed the funds to invest in our future immediately and maintain the Company’s momentum.

“Again, our stock repurchase program remains in effect through early 2024. We still retain the option to consider repurchasing shares if the share pricing does not improve significantly and market conditions warrant. We recognize the frustration our shareholders are feeling at this time, particularly when we have an internal sum of the parts valuation that has our library value alone, which was valued by a third-party appraiser, at a premium to our current market cap, even before adding our content streaming and technology businesses to the valuation. We will evaluate all opportunities to address this issue.”

Mr. McGurk concluded, “Finally, on behalf of the management team and Board of Directors of Cineverse, I would like to reiterate that decisions regarding the management of our capital structure in pursuit of long-term growth are made thoughtfully and in the interest of generating long-term shareholder value. We will be sharing more detailed information on our long-term growth initiatives, financing strategy and competitive positioning during the earnings call on June 29th.”

About Cineverse

Cineverse is a global streaming technology and entertainment company with one of the world's largest portfolios of streaming channels and content libraries, all powered by its advanced, proprietary technology platform. Cineverse currently features enthusiast brands for subscription video on demand (SVOD), advertising-based video on demand (AVOD) and free, ad-supported streaming television (FAST) channels. Cineverse entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to some of the world's largest media, retail and technology companies. For more information, please visit www.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse’s filings with the Securities and Exchange Commission, including Cineverse’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, including those relating to the timing and completion of the proposed offering, which may be provided by Cineverse’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

At Cineverse

Julie Milstead

424-281-5411

investorrelations@cineverse.com

The Equity Group Inc.

Carolyne Sohn

408-538-4577

csohn@equityny.com